SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2009

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 Schumacher Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2009, the Company issued a press release and is holding a conference call regarding its financial results for the third quarter ended September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 to Form 8-K and in the press release attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Form 8-K and Exhibit 99.1 shall not be incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing or document.

Item 8.01.	Other Events.

On November 4, 2009, the Company issued a press release announcing that it has reached a tentative agreement, subject to completion and approval of a written settlement agreement, with the Department of Justice (DOJ) to resolve the issues raised in the DOJ’s investigation and the related qui tam complaint regarding the marketing of the Company’s surgical ablation devices. The agreement includes AtriCure’s assertion that the Company and its employees have not engaged in any wrongdoing or illegal activity.

Pursuant to the tentative agreement, the Company would pay $3.8 million plus interest over a five-year period. Payments during the five-year period, inclusive of interest, would be $0.5 million, $0.5 million, $0.65 million, $1.0 million and $1.5 million, respectively. The Company has recorded a settlement reserve of $3.8 million related to the agreement in its financial statements for its quarter ended September 30, 2009. Further, as is typical of settlement of this nature, the Company has agreed, subject to completion and approval of a written agreement, to enter into a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
99.1	Press Release dated November 4, 2009

99.2	Press Release dated November 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

By:	/s/ Julie A. Piton
Julie A. Piton
Vice President, Finance and Administration and Chief Financial Officer

Dated: November 4, 2009